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                  [MACKALL CROUNSE & MOORE PLC LETTERHEAD]



                               September 15, 1997




Board of Directors                                                     EXHIBIT 5
Surrey, Inc.
13110 Trails End Road
Leander, TX   78641

         Re:     Registration Statement on Form SB-2


Ladies and Gentlemen:

         We have acted as legal counsel for Surrey, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 718,750 units (the "Units"), each Unit consisting of two shares of common stock, no par value (the "Common Stock"), and one Redeemable Common Stock Purchase Warrant (the "Redeemable Warrants"). The number of Units registered includes 93,700 Units which may be sold by the Company to cover over-allotments, if any.

         In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Units; (c) the Registration Statement and the Preliminary Prospectus included as a part thereof (the "Prospectus"); and (d) the form of Warrant Agent and Warrant certificate and form of Underwriting Agreement filed with the Securities and Exchange Commission as an exhibit to the Registration Statement (the "Underwriting Agreement"). In addition to such examination, we have reviewed such other proceedings, documents, and records and have obtained from the Company or its officers such additional facts as we deem necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been legally incorporated and is validly existing under the laws of the State of Texas.

         2. All necessary corporate action has been taken by the Company to authorize the issuance of the Units.
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                    [MARKALL CROUNSE & MOORE PLC LETTERHEAD]




Surrey, Inc.
September 15, 1997
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         3.      The shares of Common Stock constituting part of the Units are validly authorized by the Company's Articles of Incorporation, as amended, and when issued and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

         4. The Redeemable Warrants constituting part of the Units have been validly authorized, and when issued and paid for in accordance with the Underwriting Agreement, will be binding obligations of the Company.

         5. The shares of Common Stock issuable upon exercise of the Redeemable Warrants are validly authorized by the Company's Articles of Incorporation, as amended, and upon exercise of the Redeemable Warrants pursuant to the terms thereof, will be validly issued, fully paid, and non-assessable.

         We are admitted to the bar of the State of Minnesota and our opinions expressed herein relate only to the laws of such state or the laws of the United States as stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                              Very truly yours,

                                              MACKALL, CROUNSE & MOORE, PLC

                                              /s/ Mackall, Crounse & Moore, PLC